James DeOlden, Esq.
                            Law Offices of James DeOlden
                            18300 Von Karman, Suite 710
                              Irvine, California 92612
                                  (949) 809-2118



January 14, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Pre-Settlement Funding Corporation - Form SB-2, amendment No.5

Dear Sir/Madame:

     I have acted as counsel to Pre-Settlement Funding Corporation, a Delaware corporation ("Company"), in connection with its Registration Statement on Form SB-2, amendment No. 5. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                           Sincerely,


                                           /s/  James DeOlden, Esq.
                                           James DeOlden, Esq.